SCHEDULE II

                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                    SHARES PURCHASED        AVERAGE
                        DATE            SOLD(-)             PRICE(2)

COMMON STOCK-PARK-OHIO HLDGS CORP.

	    MJG ASSOCIATES, INC.
		GABELLI INTERNATIONAL LTD
                      11/26/04            1,000-           22.1200
          GAMCO INVESTORS, INC.
                      11/30/04              500-           22.1680
                      11/29/04            5,000-           22.2000
                      11/18/04           10,000-             *DO
                      11/18/04           64,100-             *DO
                      11/16/04              900-           22.6000
                      11/16/04            2,800-           21.4109
                      11/15/04            5,000-           22.6248
                      11/12/04            5,000-           22.5790
                      11/10/04            5,000-           22.4476
                      11/10/04            2,000-           22.3257
           GABELLI FUNDS, LLC.
               GABELLI EQUITY TRUST
                      11/30/04            5,000-           22.2200

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NASDAQ NATIONAL MARKET.

(2) PRICE EXCLUDES COMMISSION.

(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.